UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2021

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The name and address of the registrant have not changed since the last report.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On February 22, 2021, Georgia Power Company (the “Company”) entered into an Underwriting Agreement covering the issuance and sale of $750,000,000 aggregate principal amount of its Series 2021A 3.25% Senior Notes due March 15, 2051 (the “Series 2021A Senior Notes”). The 2021A Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-229844) of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
1.4
Underwriting Agreement relating to the Series 2021A Senior Notes, dated February 22, 2021, among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. and PNC Capital Markets LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.2	Sixty-Third Supplemental Indenture to Senior Note Indenture dated as of February 26, 2021, providing for the issuance of the Series 2021A Senior Notes.

4.9	Form of the Series 2021A Senior Note (included in Exhibit 4.2 above).

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP relating to the Series 2021A Senior Notes.

8.1	Tax Opinion of Troutman Pepper Hamilton Sanders LLP relating to the Series 2021A Senior Notes.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 above).

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 8.1 above).

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021		GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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